Exhibit 99.01
Cadence Reports First Quarter 2026 Financial Results
Record Backlog of $8.0 Billion
Raising 2026 Revenue Outlook to ~17% YoY Growth

SAN JOSE, Calif. — April 27, 2026 — Cadence (Nasdaq: CDNS) today announced results for the first quarter of 2026.
First Quarter 2026 Financial Results
•Revenue of $1.474 billion, compared to revenue of $1.242 billion in Q1 2025
•GAAP operating margin of 29.3%, compared to 29.1% in Q1 2025
•Non-GAAP operating margin of 44.7%, compared to 41.7% in Q1 2025
•GAAP diluted net income per share of $1.23, compared to $1.00 in Q1 2025
•Non-GAAP diluted net income per share of $1.96, compared to $1.57 in Q1 2025
•Quarter-end backlog was $8.0 billion and revenue expected to be recognized in the next 12 months from remaining performance obligations was $4.0 billion

“Cadence had a strong start to 2026, delivering a solid Q1 with accelerating AI demand and record backlog, reflecting strong customer commitment to our AI-driven portfolio,” said Anirudh Devgan, president and chief executive officer. “Cadence is leading the agentic AI transformation in semiconductor and system design, pioneering the industry's most advanced and comprehensive agentic AI full-flow platform, AgentStack, integrated with ChipStack, ViraStack, and InnoStack Super Agents.”

“Cadence delivered excellent results for the first quarter of 2026, with broad-based strength across all our businesses,” said John Wall, senior vice president and chief financial officer. “With robust design activity and solid execution, we are raising our 2026 revenue outlook to 17% year-over-year growth.”

CFO Commentary
Commentary on the first quarter of 2026 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
For fiscal year 2026, the company expects:
•Revenue in the range of $6.125 billion to $6.225 billion
•GAAP operating margin in the range of 27.5% to 28.5%
•Non-GAAP operating margin in the range of 43.5% to 44.5%
•GAAP diluted net income per share in the range of $4.39 to $4.49
•Non-GAAP diluted net income per share in the range of $7.85 to $7.95
The company utilizes a long-term projected non-GAAP tax rate, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate is subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix, or other changes to the company’s strategy or business operations. The company expects to use the current normalized non-GAAP tax rate through fiscal 2026 but will re-evaluate this rate periodically for significant items that may materially affect its projections.
Reconciliations of the financial results and business outlook from GAAP operating margin, GAAP net income and GAAP diluted net income per share to non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per share, respectively, are included in this press release. Revenue growth outlook is based on the midpoint of the range.

Business Highlights
•Launched AgentStack, an orchestration framework for Cadence's AI Super Agents that enables knowledge sharing and extensibility from chips to 3D-IC and systems
•Launched ViraStack AI Super Agent for analog and custom design and the InnoStack AI Super Agent for digital implementation and signoff. Along with the ChipStack AI Super Agent for RTL and verification, Cadence now provides agentic AI solutions spanning the entire chip design spectrum
•Core EDA revenue grew 18% year‑over‑year, driven by expanding customer adoption of Cadence’s AI‑driven solutions, with continued strength in advanced digital implementation, custom, and verification at leading AI infrastructure and semiconductor customers
•Hardware delivered a record quarter, led by strong demand from AI and high‑performance computing customers, along with growing adoption in automotive and robotics markets
•IP business achieved 22% year‑over‑year growth, fueled by robust demand from AI infrastructure, HPC, and automotive workloads and continued adoption of Cadence’s Star IP portfolio, including HBM, LPDDR, PCIe, SerDes, and foundation IP
•System Design and Analysis revenue increased 18% year-over-year. With the close of the Hexagon D&E acquisition, Cadence added leading structural and multibody dynamics technologies and is well positioned to capitalize on the emerging Physical AI opportunity

Audio Webcast Scheduled
Anirudh Devgan, president and chief executive officer, and John Wall, senior vice president and chief financial officer, will host the first quarter 2026 financial results audio webcast today, April 27, 2026, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 27, 2026 at 5 p.m. (Pacific) and ending June 16, 2026 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence is a market leader in AI and digital twins, pioneering the application of computational software to accelerate innovation in the engineering design of silicon to systems. Our design solutions, based on Cadence’s Intelligent System Design™ strategy, are essential for the world’s leading semiconductor and systems companies to build their next-generation products from chips to full electromechanical systems that serve a wide range of markets, including hyperscale computing, mobile communications, automotive, aerospace, industrial, life sciences and robotics. In 2024, Cadence was recognized by the Wall Street Journal as one of the world’s top 100 best-managed companies. Cadence solutions offer limitless opportunities—learn more at www.cadence.com.

© 2026 Cadence Design Systems, Inc. All rights reserved worldwide. Cadence, the Cadence logo and the other Cadence marks found at www.cadence.com/go/trademarks are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements, including Cadence’s outlook on future operating results, financial condition, strategic objectives, business model and prospects, technology and product developments, customer adoption and demand, strategic relationships, impact of Cadence's acquisition of Hexagon's design and engineering (“D&E”) business, backlog, industry trends, market growth, tax rates and other statements using words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “will,” and words of similar import and the negatives thereof. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, and which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements, including, among others: (i) Cadence’s ability to compete successfully in the highly competitive industries in which it operates and realize the benefits of its investments in research and development, including opportunities presented by AI; (ii) the success of Cadence’s efforts to maintain and improve operational efficiency and growth; (iii) the mix of products and services sold, the timing of orders and deliveries and the ability to develop, install or deliver Cadence’s products or services; (iv) changes in customer demands or supply constraints that could result in delays in purchases, development, installations or deliveries of Cadence’s products or services, including those resulting from consolidation, restructurings and other operational efficiency improvements of Cadence’s customers; (v) economic, geopolitical and industry conditions, including export controls, tariffs, other trade restrictions and other government regulations, as well as rising tensions and armed conflicts around the world; (vi) changes in tax laws, interest rate and currency exchange rate fluctuations, inflation rates, Cadence’s increased debt levels and obligations and Cadence’s ability to repay debt or access capital and debt markets in the future; (vii) legislative or regulatory requirements; (viii) Cadence’s pending acquisitions, acquisition of the D&E business and other companies, businesses or technologies or the failure to successfully integrate and operate them; (ix) harm caused by compromises in cybersecurity and cybersecurity attacks; (x) capital expenditure requirements and events that affect cash flow, liquidity or reserves, or estimates Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation, regulatory or other matters; (xi) the effects of any litigation, regulatory, tax or other proceedings to which Cadence is or may become a party or to which Cadence or its products, services, technologies or properties are subject, including Cadence’s ongoing compliance, cooperation, audit and other obligations under its July 2025 settlement agreements with the U.S. Department of Justice (“DOJ”) and Bureau of Industry and Security (“BIS”), any further inquiries or adverse actions by the DOJ, BIS or other U.S. or foreign governmental authorities and any impact of the settlements on Cadence’s operations and business dealings in China, U.S. government contracting business and other customer relationships; and (xii) Cadence’s ability to successfully meet any environmental, social and governance targets and practices. In addition, the timing and amount of Cadence’s repurchases of its common stock are subject to business and market conditions, corporate and regulatory requirements, stock price, acquisition opportunities and other factors.

For a detailed discussion of these and other cautionary statements related to Cadence and its business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, including its most recent report on Form 10-K, subsequent reports on Form 10-Q and future filings.
All forward-looking statements in this press release are based on management's expectations as of the date of this press release and, except as required by law, Cadence disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures contained within this press release with their most directly comparable GAAP results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, income or expenses related to foreign currency forward exchange contract and settlement associated with an acquisition, investments, divestitures and Cadence’s non-qualified deferred compensation plan, restructuring, loss related to contingent liability and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP operating margin, GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Operating Margin Reconciliation	Three Months Ended
	March 31, 2026	March 31, 2025
	(unaudited)
GAAP operating margin as a percent of total revenue	29.3%	29.1%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9.4%	8.7%
Amortization of acquired intangibles	3.4%	2.0%
Acquisition and integration-related costs	2.8%	1.8%
Restructuring	0.0%	0.0%
Non-qualified deferred compensation credits	(0.2)%	(0.1)%
Special charges	0.0%	0.2%
Non-GAAP operating margin as a percent of total revenue	44.7%	41.7%

Net Income Reconciliation	Three Months Ended
	March 31, 2026	March 31, 2025
(in thousands)	(unaudited)
Net income on a GAAP basis	$335,660	$273,579
Stock-based compensation expense	138,183	107,613
Amortization of acquired intangibles	50,949	25,416
Acquisition and integration-related costs	41,258	23,105
Restructuring	(5)	(109)
Non-qualified deferred compensation credits	(2,826)	(1,573)
Special charges	—	1,988
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	(3,135)	—
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	(11,177)	3,332
Income tax effect of non-GAAP adjustments	(13,380)	(2,939)
Net income on a non-GAAP basis	$535,527	$430,412

Diluted Net Income Per Share Reconciliation	Three Months Ended
	March 31, 2026	March 31, 2025
(in thousands, except per share data)	(unaudited)
Diluted net income per share on a GAAP basis	$1.23	$1.00
Stock-based compensation expense	0.50	0.39
Amortization of acquired intangibles	0.19	0.09
Acquisition and integration-related costs	0.15	0.09
Restructuring	—	—
Non-qualified deferred compensation credits	(0.01)	(0.01)
Special charges	—	0.01
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	(0.01)	—
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	(0.04)	0.01
Income tax effect of non-GAAP adjustments	(0.05)	(0.01)
Diluted net income per share on a non-GAAP basis	$1.96	$1.57
Shares used in calculation of diluted net income per share	273,725	273,631

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 31, 2026 and December 31, 2025
(In thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$1,406,668	$3,001,317
Receivables, net	1,033,814	944,939
Inventories	317,951	303,545
Prepaid expenses and other	421,967	419,872
Total current assets	3,180,400	4,669,673
Property, plant and equipment, net	536,903	517,004
Goodwill	4,929,581	2,749,143
Acquired intangibles, net	1,933,262	718,223
Deferred taxes	843,209	917,733
Other assets	674,999	581,372
Total assets	$12,098,354	$10,153,148
Current liabilities:
Revolving credit facility	$425,000	$—
Accounts payable and accrued liabilities	863,910	856,856
Current portion of deferred revenue	873,598	778,435
Total current liabilities	2,162,508	1,635,291
Long-term liabilities:
Long-term portion of deferred revenue	146,574	155,997
Long-term debt	2,481,170	2,480,150
Other long-term liabilities	746,639	407,529
Total long-term liabilities	3,374,383	3,043,676
Stockholders’ equity	6,561,463	5,474,181
Total liabilities and stockholders’ equity	$12,098,354	$10,153,148

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended March 31, 2026 and March 31, 2025
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue:
Product and maintenance	$1,348,922	$1,110,850
Services	125,298	131,516
Total revenue	1,474,220	1,242,366
Costs and expenses:
Cost of product and maintenance	153,312	116,672
Cost of services	61,235	50,461
Marketing and sales	211,485	202,700
Research and development	508,437	439,102
General and administrative	88,217	63,098
Amortization of acquired intangibles	20,210	8,922
Restructuring	(5)	(109)
Total costs and expenses	1,042,891	880,846
Income from operations	431,329	361,520
Interest expense	(31,613)	(29,118)
Other income, net	28,387	23,290
Income before provision for income taxes	428,103	355,692
Provision for income taxes	92,443	82,113
Net income	$335,660	$273,579
Net income per share - basic	$1.23	$1.01
Net income per share - diluted	$1.23	$1.00
Weighted average common shares outstanding - basic	272,061	271,973
Weighted average common shares outstanding - diluted	273,725	273,631

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Month Ended March 31, 2026 and March 31, 2025
(In thousands)
(Unaudited)

	Three Month Ended
	March 31, 2026	March 31, 2025
Cash and cash equivalents at beginning of period	$3,001,317	$2,644,030
Cash flows from operating activities:
Net income	335,660	273,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,622	52,916
Stock-based compensation	138,183	107,613
(Gain) loss on divestitures and investments, net	(13,925)	1,791
Deferred income taxes	73,128	(1,861)
ROU asset amortization and change in operating lease liabilities	(250)	(1,446)
Other non-cash items	1,629	862
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(18,548)	102,136
Inventories	(31,376)	15,018
Prepaid expenses and other	9,100	10,316
Other assets	(1,870)	12,237
Accounts payable and accrued liabilities	(232,568)	(69,621)
Deferred revenue	20,422	(14,377)
Other long-term liabilities	(8,425)	(2,142)
Net cash provided by operating activities	355,782	487,021
Cash flows from investing activities:
Purchases of investments	(29,064)	(11,469)
Proceeds from the sale and maturity of investments	40,443	1,246
Proceeds from the sale of IP and other assets	—	11,500
Purchases of property, plant and equipment	(48,820)	(23,061)
Cash paid in business combinations, net of cash acquired	(2,074,534)	—
Net cash used for investing activities	(2,111,975)	(21,784)
Cash flows from financing activities:
Proceeds from revolving credit facility	425,000	—
Proceeds from issuance of common stock	72,610	76,789
Stock received for payment of employee taxes on vesting of restricted stock	(123,094)	(72,566)
Payments for repurchases of common stock	(200,000)	(350,007)
Net cash provided by (used for) financing activities	174,516	(345,784)
Effect of exchange rate changes on cash and cash equivalents	(12,972)	14,191
Increase (decrease) in cash and cash equivalents	(1,594,649)	133,644
Cash and cash equivalents at end of period	$1,406,668	$2,777,674

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2025					2026
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	48%	49%	43%	47%	47%	45%
China	11%	9%	18%	12%	13%	13%
Other Asia	19%	19%	18%	20%	19%	20%
Europe, Middle East and Africa	16%	16%	14%	14%	15%	16%
Japan	6%	7%	7%	7%	6%	6%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Category (% of Total Revenue)

	2025					2026
PRODUCT CATEGORY	Q1	Q2	Q3	Q4	Year	Q1
Core EDA	71%	71%	71%	69%	70%	71%
Semiconductor IP	14%	13%	14%	15%	14%	14%
System Design and Analysis	15%	16%	15%	16%	16%	15%
Total	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Operating Margin
As of April 27, 2026
(Unaudited)

	Three Months Ending June 30, 2026	Year Ending December 31, 2026
	Forecast	Forecast
GAAP operating margin as a percent of total revenue	28.5% - 29.5%	27.5% - 28.5%
Reconciling items to non-GAAP operating margin as a percent of total revenue:
Stock-based compensation expense	9%	9%
Amortization of acquired intangibles	5%	5%
Acquisition and integration-related costs	2%	2%
Non-GAAP operating margin as a percent of total revenue†	44.5% - 45.5%	43.5% - 44.5%

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
As of April 27, 2026
(Unaudited)

	Three Months Ending June 30, 2026	Year Ending December 31, 2026
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$1.07 to $1.13	$4.39 to $4.49
Stock-based compensation expense	0.54	2.06
Amortization of acquired intangibles	0.29	1.04
Acquisition and integration-related costs	0.10	0.40
Non-qualified deferred compensation credits	—	(0.01)
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	—	(0.01)
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	(0.04)
Income tax effect of non-GAAP adjustments	0.02	0.02
Diluted net income per share on a non-GAAP basis†	$2.02 to $2.08	$7.85 to $7.95

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Cadence Design Systems, Inc.
Impact of Non-GAAP Adjustments on Forward Looking Net Income
As of April 27, 2026
(Unaudited)

	Three Months Ending June 30, 2026	Year Ending December 31, 2026
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$296 to $312	$1,212 to $1,239
Stock-based compensation expense	148	569
Amortization of acquired intangibles	79	286
Acquisition and integration-related costs	28	111
Non-qualified deferred compensation credits	—	(3)
Other income or expense related to foreign currency forward exchange contract and settlement associated with an acquisition	—	(3)
Other income or expense related to investments, divestitures and non-qualified deferred compensation plan assets	—	(11)
Income tax effect of non-GAAP adjustments	6	6
Net income on a non-GAAP basis†	$557 to $573	$2,167 to $2,194

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.